Exhibit 99.i

KRAMER LEVIN NAFTALIS & FRANKEL LLP

December 20, 2006

The Victory Portfolios

3435 Stelzer Road

Columbus, Ohio 43219

Re:	The Victory Portfolios
Post-Effective Amendment No. 77
File Nos. 33-8982; 811-4852

Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 77 to Registration Statement No. 33-8982 and to the incorporation by reference of our opinion dated February 27, 2004 as an exhibit to this Amendment.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP
Kramer Levin Naftalis & Frankel LLP

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